UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2004

           CareDecision Corporation. (OTCBB: CDED)
     (Exact name of Registrant as specified in charter)


          Nevada                 000-33187            91-2105842
(State or other jurisdiction    (Commission        (I.R.S. Employer
     of incorporation)          File Number)        Identification)

2660 Townsgate Road, Suite 300, Westlake Village, CA      91361
     (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:   (805) 446-1973


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ITEM 9. REGULATION FD DISCLOSURE

CareDecision Corporation (the "Company") [OTCBB: CDED] reported on February 5, 2004 that the Company has entered into a Strategic Partnership ("Partnership") with DataFuzion Inc. ("Fuzion"). Fuzion is a Denver, CO-based medical data warehouse and data mining software application and services provider, and is also a participant in the field of medical business intelligence and decision-making tools. This Partnership will provide the Company with a substantial equity stake in Fuzion and grant Fuzion access to the Company's PDA based and Wi-Fi medical technologies.

Fuzion was one of the companies that recently bid to acquire a portion of the Company's e-health technologies. Upon the emergence of other bidders, the Company's merchant banker, Armada Group USA, Inc., directed the discussions toward an equity partnership. This Partnership is the first of several expected near-term transactions involving the Company's medical software technologies. In addition to this Partnership, Fuzion has decided to file to become a fully-reporting public company, which potentially could enhance the value of the Company's equity stake and build shareholder value.

Upon Fuzion achieving effective status with the Securities and Exchange Commission, the Company plans to distribute to shareholders most of the equity as a dividend.



Date: February 6, 2004.
      ----------------


CareDecision Corporation


/s/ Keith Berman
-----------------
Keith Berman, CFO


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